AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 6, 2011

Registration No. 333-79593

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE
AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SPHERIX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

52-0849320

(I.R.S. employer identification number)

6430 Rockledge Drive #503, Bethesda Maryland 20817
(301) 897-2540

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Claire L. Kruger
Chief Executive Officer and Chief Operating Officer
Spherix Incorporated
6430 Rockledge Drive #503
Bethesda, Maryland 20817
(301) 897-2540
(301) 897-2567 (Fax)
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

COPIES TO:

James E. Baker, Jr.
Baxter, Baker, Sidle, Conn & Jones, P.A.
120 E. Baltimore Street
Baltimore, Maryland 21202
(410) 385-8122
(410) 230-3801 (Fax)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:  Not Applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filed, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(do not check if a smaller
reporting company)

DEREGISTRATION OF SECURITIES

Spherix Incorporated, a Delaware corporation (the “Company”), previously filed a registration statement (File No. 333-79593) for the purpose of registering 625,000 shares of its common stock on behalf of a selling shareholder.

The Company is filing this Post-Effective Amendment No. 1 in accordance with the undertaking contained in that registration statement to deregister any and all remaining unsold shares of common stock covered by such registration statement as of the date hereof.  The Company is deregistering the shares as its contractual commitment to maintain the effectiveness of the registration statement has expired.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 and the provisions of Rule 478 promulgated thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethesda, Maryland on June 6, 2011.

SPHERIX INCORPORATED

By:	/s/ Claire L. Kruger

Claire L. Kruger
Chief Executive Officer and Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Claire L. Kruger	Chief Executive Officer, Chief Operating Officer and Director (Principal Executive Officer)	June 6, 2011
Claire L. Kruger

/s/ Robert L. Clayton	CFO, Treasurer and Principal Accounting Officer	June 6, 2011
Robert L. Clayton

/s/ Douglas T. Brown	Director	June 6, 2011
Douglas T. Brown

/s/ Robert A. Lodder, Jr.	Director and President	June 6, 2011
Robert A. Lodder, Jr.

/s/ Aris Melissaratos	Director	June 6, 2011
Aris Melissaratos

/s/ Thomas B. Peter	Director	June 6, 2011
Thomas B. Peter

/s/ Robert J. Vander Zanden	Director	June 6, 2011
Robert J. Vander Zanden